Exhibit 99.1

IDT Corporation	Fourth Quarter & FY 2019 Results	Page 1

IDT Corporation Reports Fourth Quarter and Full Fiscal Year 2019 Results

NEWARK, NJ — October 10, 2019: IDT Corporation (NYSE: IDT) reported EPS of $0.06 and Non-GAAP EPS* of $0.15 on revenue of $356.1 million for the fourth quarter of FY 2019, the three months ended July 31, 2019. For the full fiscal year 2019, IDT reported EPS of $0.01 and Non-GAAP EPS of $0.38 on revenue of $1,409.2 million.

4Q19 & FISCAL YEAR OPERATIONAL HIGHLIGHTS

(4Q19 results are compared to 4Q18. FY 2019 results are compared to FY 2018)

●	net2phone’s Unified Communications as a Service (UCaaS) attained the 100,000-seat milestone. Growth was particularly strong in Brazil and other South American markets. net2phone-UCaaS revenue increased 78% to $7.0 million in 4Q19, and for FY 2019 increased 84% to $24.5 million. The year-over-year increases include the impact of the acquisition of Versature, a Canadian UCaaS provider, in 1Q19;

●	National Retail Solutions (NRS) operated approximately 7,800 active terminals in its retailer point-of-sale (POS) network at July 31, 2019 compared to 5,200 a year earlier. Revenue increased 72% to $1.9 million in 4Q19 driven in part by relatively new offerings to digital out-of-home advertisers and data analytics providers. FY 2019 revenue increased 56% to $6.2 million;

●	BOSS Revolution international money transfer processed over one million transactions in 4Q19. Money transfer revenue increased 42% to $6.9 million in 4Q19. Revenue from the direct-to-consumer (D2C) channel increased 88% to $4.4 million. FY 2019 revenue increased 33% to $23.1 million powered by a 113% increase in D2C channel revenue which increased to $14.4 million.

REMARKS BY SHMUEL JONAS, CEO

“Our growth initiatives – net2phone’s UCaaS offerings, National Retail Solutions and our BOSS Revolution international money transfer service – continued their rapid expansions in the fourth quarter.

“As expected, revenue from our core Carrier Services and BOSS Revolution Calling offerings continued to decrease as a result of industry-wide headwinds in the paid minute communications market, but the company-wide margin impact was dampened by increased contributions from our growth initiatives. Consolidated revenue less direct cost of revenue has increased sequentially in each of the last three quarters.

“Consolidated Adjusted EBITDA* was $7.4 million in the fourth quarter. In the year ago quarter, consolidated Adjusted EBITDA was $16.8 million -- a significant outlier to the upside as a result of changes to estimates for recognizing breakage revenue. For the full fiscal year, consolidated Adjusted EBITDA was $30.8 million compared to $38.2 million in fiscal 2018.

“Overall, the fourth quarter marked a consistent end to a solid year, and I want to thank everyone in our company for all their hard work. As fiscal 2020 gets underway, we are working from a strong position to vigorously pursue our exciting growth opportunities.”

IDT Corporation	Fourth Quarter & FY 2019 Results	Page 2

4Q19 AND FISCAL YEAR 2019 CONSOLIDATED RESULTS

Results (in millions, except EPS)	4Q19	3Q19	4Q18	4Q19 - 4Q18 Change (%/$)	Fiscal Year 2019	Fiscal Year 2018	FY2019 – FY2018 Change (%/$)
Revenue	$356.1	$341.3	$392.6	(9.3)%	$1,409.2	$1,547.5	(8.9)%
Direct cost of revenue	$295.4	$282.8	$325.1	(9.2)%	$1,174.0	$1,306.0	(10.1)%
Revenue less direct cost of revenue	$60.8	$58.5	$67.5	(10.0)%	$235.2	$241.5	(2.6)%
Revenue less direct cost of revenue as a percentage of revenue	17.1%	17.1%	17.2%	(0.1)%	16.7%	15.6%	+1.1%
SG&A expense	$53.4	$49.5	$50.7	+5.3%	$204.4	$203.3	+0.5%
Depreciation and amortization	$5.8	$5.5	$5.6	+2.8%	$22.6	$22.8	(0.7)%
Severance expense	$0.9	$0.6	$0.3	+162.7%	$1.4	$4.6	(68.9)%
(Loss) income from operations	$(1.2)	$0.4	$10.5	$(11.7)	$(1.0)	$8.4	$(9.4)
Adjusted EBITDA*	$7.4	$8.9	$16.8	$(9.4)	$30.8	$38.2	$(7.4)
Net income attributable to IDT	$1.6	$2.2	$8.2	$(6.6)	$0.1	$4.2	$(4.1)
Diluted earnings per share	$0.06	$0.08	$0.33	$(0.27)	$0.01	$0.17	$(0.16)
Non-GAAP net income*	$4.1	$5.2	$9.8	$(5.7)	$9.7	$12.5	$(2.8)
Non-GAAP earnings per share*	$0.15	$0.20	$0.40	$(0.25)	$0.38	$0.51	$(0.13)

*	Throughout this release, Non-GAAP earnings per share, Adjusted EBITDA, and Non-GAAP net income for all periods presented are Non-GAAP measures intended to provide useful information that supplements IDT’s or the relevant segment’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial Measures at the end of this release for an explanation of these terms and their respective reconciliations to the most directly comparable GAAP measure.

Notes on Consolidated Results and Balance Sheet

Income from operations and net income include accruals of $2.6 million, $2.3 million and $8.0 million for 4Q19, 3Q19 and FY 2019, respectively, for non-income related taxes pertaining to one of our foreign entities in our Telecom & Payment Services (TPS) segment. Also within TPS, 4Q18 revenue increased $9.5 million as a result of changes to estimates for recognizing certain breakage revenue, and direct cost increased by $4.5 million as a result of a change in accrued regulatory fee expense. Consolidated and TPS revenue less direct cost increased by the net of the changes, $5.0 million.

Consolidated results for all periods presented include corporate overhead. Corporate G&A expense decreased to $2.1 million in 4Q19 from $2.6 million in 4Q18, and decreased to $9.2 million in FY 2019 from $9.8 million in FY 2018.

At July 31, 2019, IDT held $88.4 million in unrestricted cash, cash equivalents, debt securities and current equity investments. Current assets totaled $368.5 million and current liabilities totaled $389.1 million. As of 3Q19, IDT no longer classifies its Gibraltar-based bank’s assets and liabilities as “held for sale” in the consolidated balance sheets for all periods presented.

IDT Corporation	Fourth Quarter & FY 2019 Results	Page 3

On August 1, 2018, IDT adopted a change in GAAP related to the classification and presentation of changes in restricted cash in the statement of cash flows and has conformed prior period results.

Net cash provided by operating activities during 4Q19 was $37.8 million, including a $26.0 million increase in customer deposits at IDT’s Gibraltar-based bank, compared to $19.3 million in the year ago quarter, including a $3.8 million reduction in customer deposits. In the corresponding periods, capital expenditures were $5.0 million and $4.6 million, respectively. FY 2019 net cash provided by operating activities was $85.1 million including a $59.1 million increase in customer deposits at IDT’s Gibraltar-based bank, compared to $20.4 million in FY 2018 including a $14.7 million increase in customer deposits. In the corresponding periods, capital expenditures were $18.7 million and $20.6 million, respectively.

4Q19 AND FISCAL YEAR 2019 RESULTS BY SEGMENT

(4Q19 results are compared to 4Q18 and FY 2019 results are compared to FY 2018).

Beginning with fiscal year 2019, IDT has modified the way it reports its business verticals within its two reporting segments to align more closely with IDT’s business strategy and operational structure, as follows:

Telecom & Payment Services (TPS)

IDT’s TPS segment accounted for 96.4% and 97.5% of IDT’s consolidated revenue in 4Q19 and 4Q18, respectively, and 96.6% and 97.7% of consolidated revenue in FY 2019 and FY 2018, respectively. The segment includes Core and Growth verticals:

Core includes IDT’s three largest communications and payments offerings from both a revenue and cash generation perspective: BOSS Revolution Calling, an international long-distance calling service marketed primarily to immigrant communities in the US; Carrier Services, which provides international long-distance termination and outsourced traffic management solutions to telecoms worldwide, and; Mobile Top-Up, which enables customers to transfer airtime and bundles of airtime, messaging and data credits to mobile phones overseas and within the US. TPS Core also includes smaller communications and payments offerings – some of which are in harvest mode.

Growth is comprised of NRS’ retailer POS terminal-based services, the BOSS Revolution international money transfer service, and the BOSS Revolution Mobile service.

net2phone

IDT’s net2phone segment accounted for 3.6% and 2.5% of IDT’s consolidated revenue in 4Q19 and 4Q18, respectively, and 3.4% and 2.3% of FY 2019 and FY 2018 consolidated revenue, respectively. The segment comprises two verticals:

net2phone-UCaaS comprises unified cloud communications in the US and certain international markets and SIP-trunking offerings in South America.

net2phone-Platform Services includes other offerings leveraging a common technology platform to provide cable telephony and other voice services.

IDT Corporation	Fourth Quarter & FY 2019 Results	Page 4

Revenue in 4Q19, fiscal year 2019 and comparative periods for all verticals and the most significant core offerings is provided in the following chart:

Revenue by Segment and Vertical (in millions)	4Q19	3Q19	4Q18	4Q19-4Q18 % change	FY 2019	FY 2018	FY 2019-FY 2018 % change
TPS
Core	$334.4	$321.2	$376.9	(11.3)%	$1,332.5	$1,490.2	(10.6)%
BOSS Revolution Calling	$124.5	$120.5	$136.3	(8.6)%	$490.7	$529.7	(7.4)%
Carrier Services	$123.1	$121.0	$156.9	(21.5)%	$514.2	$639.0	(19.5)%
Mobile Top-Up	$74.8	$67.6	$67.4	+11.0%	$272.0	$253.6	+7.3%
Other	$11.9	$12.2	$16.4	(27.6)%	$55.6	$67.9	(18.1)%
Growth	$8.9	$7.7	$6.0	+48.0%	$29.4	$21.3	+38.1%
Total TPS	$343.3	$328.8	$383.0	(10.4)%	$1,361.9	$1,511.5	(9.9)%
net2phone
net2phone-UCaaS	$7.0	$6.7	$3.9	+77.6%	$24.5	$13.3	+84.4%
net2phone-Platform Services	$5.9	$5.8	$5.7	+2.0%	$22.8	$21.6	+5.6%
Total net2phone	$12.9	$12.4	$9.7	+32.8%	$47.3	$34.9	+35.6%

Segment level financial results are summarized in the following chart:

Results by Segment	TPS				net2phone
(in millions)	4Q19	4Q18	FY2019	FY2018	4Q19	4Q18	FY2019	FY2018
Revenue	$343.3	$383.0	$1,361.9	$1,511.5	$12.9	$9.7	$47.3	$34.9
Direct cost of revenue	$292.1	$322.1	$1,161.2	$1,294.8	$3.2	$3.1	$12.9	$11.3
Revenue less direct cost of revenue	$51.1	$60.9	$200.7	$216.7	$9.6	$6.6	$34.4	$23.6
SG&A expense	$41.7	$42.7	$161.1	$170.1	$9.6	$5.4	$34.1	$20.9
Depreciation and amortization	$4.2	$4.0	$16.1	$16.3	$1.5	$1.6	$6.5	$5.3
Severance expense	$0.9	$0.3	$1.4	$4.5	-	-	-	-
Income (loss) from operations	$1.7	$13.8	$14.3	$25.8	$(1.8)	$(0.4)	$(6.5)	$(2.7)
Adjusted EBITDA	$9.4	$18.2	$39.6	$46.7	-	$1.2	$0.3	$2.7

TPS Segment Takeaways - Core:

●	4Q19 revenue from core offerings decreased $42.5 million (11.3%) to $334.4 million reflecting continuing headwinds in the paid minute communications market globally;

●	FY 2019 revenue from core offerings decreased $157.7 million (10.6%) to $1,332.5 million. From a margin perspective, the impact of the revenue decline was partially offset by an increase in the percentage of margin contribution generated by Carrier Services revenue and by the mix increase in the relatively higher margin BOSS Revolution Calling revenue as a component of all Core revenue.

IDT Corporation	Fourth Quarter & FY 2019 Results	Page 5

TPS Segment Takeaways - Growth:

●	NRS 4Q19 revenue increased by 71.9% compared to the year ago quarter to $1.9 million, while FY 2019 revenue rose 55.9% to $6.2 million. The increases were driven by expansion of NRS’ POS network to additional retailers and emerging NRS offerings to other participants, including sales of advertising capacity to digital-out-of-home advertisers and transaction data to data analytics and consumer package goods marketers;

●	BOSS Revolution money transfer revenue increased 42.2% compared to the year ago quarter to $6.9 million led by an 87.6% increase in sales through D2C channels. FY 2019 money transfer revenue increased 33.3% year-over-year to $23.1 million. D2C sales contributed over 60% of money transfer revenue in FY 2019;

●	IDT is optimizing its BOSS Revolution mobile offering including enhanced marketing, training of IDT’s direct to retailer sales force and improving the user experience.

net2phone Segment Takeaways:

●	net2phone-UCaaS revenue increased 77.5% compared to the year ago quarter to $7.0 million led by growth in South American markets and reflecting the acquisition of Canadian provider Versature in 1Q19. Revenue totaled $24.5 million in FY 2019 compared to $13.3 million in FY 2018;

●	net2phone-UCaaS served 100,000 seats at July 31st, compared to 89,000 at April 30th and 42,000 at July 31st of 2018.

IDT EARNINGS ANNOUNCEMENT & SUPPLEMENTAL INFORMATION

This release is available for download in the “Investors & Media” section of the IDT Corporation website (http://idt.net/ir) and has been filed on a current report (Form 8-K) with the SEC.

IDT will host an earnings conference call beginning at 5:30 PM Eastern today with management’s discussion of results, outlook and strategy followed by Q&A with investors.

To listen to the call and participate in the Q&A, dial toll-free 1-888-348-8417 (from US) or 1-412-902-4243 (international) and request the IDT Corporation call.

A replay of the conference call will be available approximately two hours after the call concludes through October 17, 2019. To access the replay, dial toll free 1-844-512-2921 (from US) or 1-412-317-6671 (international) and provide this replay number: 10134470. A replay will also be accessible via streaming audio at the IDT investor relations website (http://ir.idt.net/).

ABOUT IDT:

IDT Corporation (NYSE: IDT) provides communications and payment services to individuals and businesses primarily through its flagship Boss Revolution® and net2phone® brands. IDT’s wholesale carrier services business is a leading global carrier of international long-distance calls. For more information on IDT, visit www.idt.net.

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks, and should be consulted along with this release. To the extent permitted under applicable law, IDT assumes no obligation to update any forward-looking statements.

Contact:

IDT Corporation Investor Relations

Bill Ulrey

william.ulrey@idt.net

973-438-3838

IDT Corporation	Fourth Quarter & FY 2019 Results	Page 6

CONSOLIDATED BALANCE SHEETS

July 31 (in thousands, except per share data)	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$80,168	$73,981
Restricted cash and cash equivalents	177,031	129,216
Debt securities	2,534	5,612
Equity investments	5,688	360
Trade accounts receivable, net of allowance for doubtful accounts of $5,444 and $5,358 at July 31, 2019 and 2018, respectively	58,060	70,746
Prepaid expenses	20,276	20,566
Other current assets	24,704	28,400
TOTAL CURRENT ASSETS	368,461	328,881
Property, plant and equipment, net	34,355	36,080
Goodwill	11,209	11,315
Other intangibles, net	4,196	496
Equity investments	9,319	6,633
Deferred income tax assets, net	4,589	5,668
Other assets	11,574	10,524
TOTAL ASSETS	$443,703	$399,597
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$37,077	$45,900
Accrued expenses	127,834	130,225
Deferred revenue	42,479	55,015
Customer deposits	175,028	127,571
Other current liabilities	6,652	8,273
TOTAL CURRENT LIABILITIES	389,070	366,984
Other liabilities	1,076	1,310
TOTAL LIABILITIES	390,146	368,294
Commitments and contingencies
EQUITY:
IDT Corporation stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—10,000; no shares issued	—	—
Class A common stock, $.01 par value; authorized shares—35,000; 3,272 shares issued and 1,574 shares outstanding at July 31, 2019 and 2018	33	33
Class B common stock, $.01 par value; authorized shares—200,000; 25,803 and 25,594 shares issued and 24,895 and 22,872 shares outstanding at July 31, 2019 and 2018, respectively	258	256
Additional paid-in capital	273,313	294,047
Treasury stock, at cost, consisting of 1,698 and 1,698 shares of Class A common stock and 908 and 2,722 shares of Class B common stock at July 31, 2019 and 2018, respectively	(51,739)	(85,597)
Accumulated other comprehensive loss	(4,858)	(4,972)
Accumulated deficit	(160,763)	(173,103)
Total IDT Corporation stockholders’ equity	56,244	30,664
Noncontrolling interests	(2,687)	639
TOTAL EQUITY	53,557	31,303
TOTAL LIABILITIES AND EQUITY	$443,703	$399,597

IDT Corporation	Fourth Quarter & FY 2019 Results	Page 7

CONSOLIDATED STATEMENTS OF INCOME

Year ended July 31 (in thousands, except per share data)	2019	2018	2017
REVENUES	$1,409,172	$1,547,495	$1,501,729
COSTS AND EXPENSES:
Direct cost of revenues (exclusive of depreciation and amortization)	1,174,015	1,306,037	1,275,708
Selling, general and administrative (i)	204,366	203,251	188,293
Depreciation and amortization	22,632	22,801	21,704
Severance	1,438	4,630	—
TOTAL COSTS AND EXPENSES	1,402,451	1,536,719	1,485,705
Other operating expense, net	(7,726)	(2,398)	(10,475)
(Loss) income from operations	(1,005)	8,378	5,549
Interest income, net	776	1,071	1,254
Other income (expense), net	682	(1,348)	817
Income before income taxes	453	8,101	7,620
(Provision for) benefit from income taxes	(123)	(2,902)	2,021
NET INCOME	330	5,199	9,641
Net income attributable to noncontrolling interests	(196)	(991)	(1,464)
NET INCOME ATTRIBUTABLE TO IDT CORPORATION	$134	$4,208	$8,177

Earnings per share attributable to IDT Corporation common stockholders:
Basic	$0.01	$0.17	$0.35
Diluted	$0.01	$0.17	$0.35

Weighted-average number of shares used in calculation of earnings per share:
Basic	25,293	24,655	23,182
Diluted	25,308	24,718	23,309

(i) Stock-based compensation included in selling, general and administrative expenses	$2,236	$3,581	$3,740

IDT Corporation	Fourth Quarter & FY 2019 Results	Page 8

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended July 31 (in thousands)	2019	2018	2017
OPERATING ACTIVITIES
Net income	$330	$5,199	$9,641
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,632	22,801	21,704
Deferred income taxes	285	6,174	(2,329)
Provision for doubtful accounts receivable	2,028	2,199	686
Stock-based compensation	2,236	3,581	3,740
Other	(1,765)	7	(679)
Change in assets and liabilities:
Trade accounts receivable	7,594	(6,668)	(17,972)
Prepaid expenses, other current assets, and other assets	4,119	(18,889)	(4,856)
Trade accounts payable, accrued expenses, other current liabilities, and other liabilities	(7,546)	12,769	16,722
Customer deposits at IDT Financial Services Limited, our Gibraltar-based bank	59,077	14,660	18,980
Deferred revenue	(3,853)	(21,439)	(9,543)
Net cash provided by operating activities	85,137	20,394	36,094
INVESTING ACTIVITIES
Capital expenditures	(18,681)	(20,567)	(22,949)
Proceeds from sale of interest in Straight Path IP Group Holding, Inc.	—	6,000	—
Purchase of IP interest from Straight Path Communications Inc.	—	(6,000)	—
Payments for acquisitions, net of cash acquired	(5,526)	—	(1,827)
Cash used for purchase of investments	(1,000)	(53)	(9,438)
Proceeds from redemptions of investments	1,000	—	15
Purchases of marketable securities	(7,276)	(22,523)	(53,402)
Proceeds from maturities and sales of marketable securities	5,312	41,502	47,996
Net cash used in investing activities	(26,171)	(1,641)	(39,605)
FINANCING ACTIVITIES
Dividends paid	—	(13,941)	(17,874)
Distributions to noncontrolling interests	(1,520)	(1,040)	(1,482)
Repayment of other liabilities acquired	(654)	—	—
Proceeds from sales of Class B common stock to Howard S. Jonas	13,272	—	24,930
Proceeds from sale of interest and rights in Rafael Pharmaceuticals, Inc. to Howard S. Jonas	—	—	1,000
Proceeds from sale of member interests in CS Pharma Holdings, LLC	—	—	1,250
Cash of Rafael deconsolidated as a result of spin-off	—	(9,287)	—
Proceeds from exercise of stock options	—	—	836
Proceeds from borrowings under revolving credit facility	3,000	22,320	—
Repayments of borrowings under revolving credit facility	(3,000)	(22,320)	—
Repurchases of Class B common stock	(3,882)	(2,293)	(1,838)
Net cash provided by (used in) financing activities	7,216	(26,561)	6,822
Effect of exchange rate changes on cash, cash equivalents, and restricted cash and cash equivalents	(12,180)	(957)	293
Net increase (decrease) in cash, cash equivalents, and restricted cash and cash equivalents	54,002	(8,765)	3,604
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of year	203,197	211,962	208,358
Cash, cash equivalents, and restricted cash and cash equivalents at end of year	$257,199	$203,197	$211,962
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for interest	$186	$94	$288
Cash payments made for income taxes	$46	$192	$576
SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING AND INVESTING ACTIVITIES
Howard S. Jonas’s advance payment used for sale of Class B common stock	$1,500	$—	$—
Net assets excluding cash and cash equivalents of Rafael deconsolidated as a result of spin-off	$—	$(105,632)	$—
Reclassification of liability for member interests in CS Pharma Holdings, LLC	$—	$—	$8,750

IDT Corporation	Fourth Quarter & FY 2019 Results	Page 9

Reconciliation of Non-GAAP Financial Measures for the

Fourth Quarter and Full Fiscal Years 2019 and 2018

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States of America (GAAP), IDT also disclosed, for 4Q19, 3Q19, 4Q18 and the full fiscal years 2019 and 2018, Adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, which are non-GAAP measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

IDT’s measure of Adjusted EBITDA consists of revenue less direct cost of revenues and selling, general and administrative expense. Another way of calculating Adjusted EBITDA is to start with income from operations, add depreciation and amortization, severance expense, and other operating expense, and deduct other gains, net.

IDT’s measure of non-GAAP net income starts with net income in accordance with GAAP and adds severance expense, stock-based compensation, and other operating expense, net, and subtracts the income tax benefit from The Tax Cuts and Jobs Act.

IDT’s measure of non-GAAP earnings per share is calculated by dividing non-GAAP net income by the diluted weighted-average shares.

These additions and subtractions are non-cash and/or non-routine items in the relevant fiscal 2019 and fiscal 2018 periods.

Management believes that IDT’s Adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share measures provide useful information to both management and investors by excluding certain expenses and non-routine gains and losses that may not be indicative of IDT’s or the relevant segment’s core operating results. Management uses Adjusted EBITDA, among other measures, as a relevant indicator of core operational strengths in its financial and operational decision making. In addition, management uses Adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share to evaluate operating performance in relation to IDT’s competitors. Disclosure of these financial measures may be useful to investors in evaluating performance and allows for greater transparency to the underlying supplemental information used by management in its financial and operational decision-making. In addition, IDT has historically reported similar financial measures and believes such measures are commonly used by readers of financial information in assessing performance, therefore the inclusion of comparative numbers provides consistency in financial reporting at this time.

Management refers to Adjusted EBITDA, as well as the GAAP measures (loss) income from operations and net income, on a segment and/or consolidated level to facilitate internal and external comparisons to the segments’ and IDT’s historical operating results, in making operating decisions, for budget and planning purposes, and to form the basis upon which management is compensated.

While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. IDT’s Adjusted EBITDA, which is exclusive of depreciation and amortization, is a useful indicator of its current performance.

Severance expense is excluded from the calculation of Adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share. Severance expense is reflective of decisions made by management in each period regarding the aspects of IDT’s and its segments’ businesses to be focused on in light of changing market realities and other factors. While there may be similar charges in other periods, the nature and magnitude of these charges can fluctuate markedly and do not reflect the performance of IDT’s core and continuing operations.

Other operating expense, net, which is a component of (loss) income from operations, is excluded from the calculation of Adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share. In 4Q19, 3Q19 and fiscal 2019, other operating expense, net included an accrual for non-income related taxes related to one of our foreign entities. In fiscal 2019 and fiscal 2018, other operating expense, net also included legal fees net of insurance proceeds related to Straight Path Communications Inc.’s stockholders’ putative class action and derivative complaint. In addition, in 2Q19, other operating expense, net included a gain on the sale of a calling card business in Asia. From time-to-time, IDT may incur costs related to non-routine tax, legal and regulatory matters or disposal of certain assets. However, these matters and disposals do not occur each quarter. IDT does not believe the gains or losses from these non-routine matters or asset sales are components of IDT’s or the relevant segment’s core operating results.

IDT Corporation	Fourth Quarter & FY 2019 Results	Page 10

The other calculation of Adjusted EBITDA consists of revenue less direct cost of revenues and selling, general and administrative expense. As the other excluded items are not reflected in this calculation, they are excluded automatically and there is no need to make additional adjustments. This calculation results in the same Adjusted EBITDA amount and its utility and significance is as explained above.

Stock-based compensation recognized by IDT and other companies may not be comparable because of the variety of types of awards as well as the various valuation methodologies and subjective assumptions that are permitted under GAAP. Stock-based compensation is excluded from IDT’s calculation of non-GAAP net income and non-GAAP earnings per share because management believes this allows investors to make more meaningful comparisons of the operating results per share of IDT’s core business with the results of other companies. However, stock-based compensation will continue to be a significant expense for IDT for the foreseeable future and an important part of employees’ compensation that impacts their performance.

In 2Q18, IDT recorded an income tax benefit of $3.3 million for its anticipated AMT credit refund due to The Tax Cuts and Jobs Act enacted in December 2017. This income tax benefit is excluded from IDT’s calculation of non-GAAP net income and non-GAAP earnings per share because it was not directly related to the results of IDT’s core operations.

Adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share should be considered in addition to, not as a substitute for, or superior to, income (loss) from operations, cash flow from operating activities, net income, basic and diluted earnings per share or other measures of liquidity and financial performance prepared in accordance with GAAP. In addition, IDT’s measurements of Adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share may not be comparable to similarly titled measures reported by other companies.

Following are reconciliations of Adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share to the most directly comparable GAAP measure, which are, (a) for Adjusted EBITDA, (loss) income from operations for IDT’s reportable segments and net income for IDT on a consolidated basis, (b) for non-GAAP net income, net income, and (c) for non-GAAP earnings per share, basic and diluted earnings per share.

IDT Corporation	Fourth Quarter & FY 2019 Results	Page 11

IDT Corporation

Reconciliation of Adjusted EBITDA to Net Income

(unaudited)

in millions

Figures may not foot or cross-foot due to rounding to millions.

	Total IDT Corporation	Telecom & Payment Services	net2phone	All Other	Corporate
Three Months Ended July 31, 2019 (4Q19)
Adjusted EBITDA	$7.4	$9.4	$-	$-	$(2.1)
Subtract (Add):
Depreciation and amortization	5.8	4.2	1.5	-	-
Severance expense	0.9	0.9	-	-	-
Other operating expense (gains), net	1.9	2.6	0.3	-	(1.0)
(Loss) income from operations	(1.2)	$1.7	$(1.8)	$-	$(1.1)
Interest income, net	0.3
Other income, net	1.2
Income before income taxes	0.3
Benefit from income taxes	0.6
Net income	0.9
Net loss attributable to noncontrolling interests	0.7
Net income attributable to IDT Corporation	$1.6

	Total IDT Corporation	Telecom & Payment Services	net2phone	All Other	Corporate
Three Months Ended April 30, 2019 (3Q19)
Adjusted EBITDA	$8.9	$11.3	$0.1	$-	$(2.4)
Subtract:
Depreciation and amortization	5.5	4.2	1.4	-	-
Severance expense	0.6	0.6	-	-	-
Other operating expense	2.4	2.3	-	-	0.1
Income (loss) from operations	0.4	$4.2	$(1.3)	$-	$(2.5)
Interest income, net	0.2
Other income, net	0.4
Income before income taxes	1.0
Benefit from income taxes	1.5
Net income	2.5
Net income attributable to noncontrolling interests	(0.3)
Net income attributable to IDT Corporation	$2.2

IDT Corporation	Fourth Quarter & FY 2019 Results	Page 12

IDT Corporation

Reconciliation of Adjusted EBITDA to Net Income

(unaudited)

in millions

Figures may not foot or cross-foot due to rounding to millions.

	Total IDT Corporation	Telecom & Payment Services	net2phone	All Other	Corporate
Three Months Ended July 31, 2018 (4Q18)
Adjusted EBITDA	$16.8	$18.2	$1.2	$-	$(2.6)
Subtract:
Depreciation and amortization	5.6	4.0	1.6	-	-
Severance expense	0.3	0.3	-	-	-
Other operating expense	0.4	-	0.1	-	0.3
Income (loss) from operations	10.5	$13.8	$(0.4)	$-	$(2.9)
Interest income, net	0.2
Other expense, net	(0.2)
Income before income taxes	10.5
Provision for income taxes	(2.0)
Net income	8.5
Net income attributable to noncontrolling interests	(0.3)
Net income attributable to IDT Corporation	$8.2

IDT Corporation	Fourth Quarter & FY 2019 Results	Page 13

IDT Corporation

Reconciliation of Adjusted EBITDA to Net Income

(unaudited)

in millions

Figures may not foot or cross-foot due to rounding to millions.

	Total IDT Corporation	Telecom & Payment Services	net2phone	All Other	Corporate
Year Ended July 31, 2019 (FY 2019)
Adjusted EBITDA	$30.8	$39.6	$0.3	$-	$(9.2)
Subtract (Add):
Depreciation and amortization	22.6	16.1	6.5	-	-
Severance expense	1.4	1.4	-	-	-
Other operating expense (gains), net	7.7	7.8	0.3	-	(0.3)
(Loss) income from operations	(1.0)	$14.3	$(6.5)	$-	$(8.9)
Interest income, net	0.8
Other income, net	0.7
Income before income taxes	0.5
Provision for income taxes	(0.1)
Net income	0.3
Net income attributable to noncontrolling interests	(0.2)
Net income attributable to IDT Corporation	$0.1

	Total IDT Corporation	Telecom & Payment Services	net2phone	All Other	Corporate
Year Ended July 31, 2018 (FY 2018)
Adjusted EBITDA	$38.2	$46.7	$2.7	$(1.4)	$(9.8)
Subtract:
Depreciation and amortization	22.8	16.3	5.3	1.2	-
Severance expense	4.6	4.5	-	-	0.1
Other operating expense	2.4	-	0.1	-	2.3
Income (loss) from operations	8.4	$25.8	$(2.7)	$(2.6)	$(12.2)
Interest income, net	1.1
Other expense, net	(1.3)
Income before income taxes	8.1
Provision for income taxes	(2.9)
Net income	5.2
Net income attributable to noncontrolling interests	(1.0)
Net income attributable to IDT Corporation	$4.2

IDT Corporation	Fourth Quarter & FY 2019 Results	Page 14

IDT Corporation Reconciliations of Net Income to Non-GAAP Net Income and Earnings per share to Non-GAAP Earnings per share

(unaudited)

in millions, except per share data

Figures may not foot due to rounding to millions.

	4Q19	3Q19	4Q18	FY 2019	FY 2018

Net income	$0.9	$2.5	$8.5	$0.3	$5.2
Adjustments (add) subtract:
Stock-based compensation	(1.0)	(0.3)	(0.7)	(2.2)	(3.6)
Severance expense	(0.9)	(0.6)	(0.3)	(1.4)	(4.6)
Other operating expense, net	(1.9)	(2.4)	(0.4)	(7.7)	(2.4)
Income tax benefit	-	-	-	-	3.3
Total adjustments	(3.8)	(3.3)	(1.5)	(11.4)	(7.3)
Income tax effect of total adjustments	0.6	0.6	0.2	2.0	-
	3.2	2.7	1.3	9.4	7.3
Non-GAAP net income	$4.1	$5.2	$9.8	$9.7	$12.5

Earnings per share:
Basic	$0.06	$0.08	$0.33	$0.01	$0.17
Total adjustments	0.09	0.12	0.07	0.37	0.34
Non-GAAP - basic	$0.15	$0.20	$0.40	$0.38	$0.51

Weighted-average number of shares used in calculation of basic earnings per share	26.3	26.3	24.7	25.3	24.7

Diluted	$0.06	$0.08	$0.33	$0.01	$0.17
Total adjustments	0.09	0.12	0.07	0.37	0.34
Non-GAAP - diluted	$0.15	$0.20	$0.40	$0.38	$0.51

Weighted-average number of shares used in calculation of diluted earnings per share	26.3	26.3	24.7	25.3	24.7

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